Exhibit 21
VOLT INFORMATION SCIENCES, INC.
LIST OF SUBSIDIARIES

No.	Name (1)	Jurisdiction of Incorporation
1	14011 So. Normandie Ave. Realty Corp.	Nevada
2	500 South Douglas Realty Corp.	Delaware
3	Arctern Consulting Private Limited (2)	India
4	Arctern, Inc.	Virginia
5	Century Reprographics	California
6	DataComp Corporation	Pennsylvania
7	DataServ, Incorporated	Pennsylvania
8	Fidelity National Credit Services Ltd.	California
9	Volt Europe Limited	United Kingdom
10	Information Management Associates, Inc.	Delaware
11	Nuco I, Ltd.	Nevada
12	Nuco II, Ltd.	Delaware
13	Nuco IV, Ltd.	Delaware
14	P/S Partner Solutions, Ltd.	Delaware
15	ProcureStaff Technologies, Ltd.	Delaware
16	Volt Consulting MSP Canada Ltd.	Canada
17	ProcureStaff India Private Limited (2)	India
18	Volt Australia Pty. Limited	Australia
19	VIS Executive Search, Inc.	California
20	VMC Consulting Europe Limited	United Kingdom
21	VMC Services India Private Limited (2)	India
22	Volt Asia Enterprises (Malaysia) Sdn. Bhd.	Malaysia
23	Volt Asia Enterprises (Taiwan) Co. Ltd.	Taiwan
24	Volt Asia Enterprises, Ltd.	Delaware
25	Volt Australia, Ltd.	Delaware
26	Volt Consulting Group, Ltd.	Delaware
27	Volt Delta International B.V.	Netherlands
28	Volt Delta International Communications Ltd.	United Kingdom
29	Volt Delta International Pte, Ltd	Singapore
30	Volt Delta Resource Holdings, Inc.	Nevada
31	Volt Delta Resources of Mexico, S. de R.L. de C.V.	Mexico
32	Volt Delta Resources, Inc.	Delaware
33	Volt Directory Marketing, Ltd. (3)	Delaware
34	Volt Europe (Belgium) SPRL	Belgium
35	Volt Europe (Deutschland) GmbH	Germany
36	Volt Europe (Espana) S.L.	Spain
37	Volt Europe (France) SARL	France
38	Volt Europe (Germany) GmbH	Germany
39	Volt Europe (Nederland) BV	Netherlands
40	Volt Europe (Switzerland) SA	Switzerland
41	Volt Europe Ceska Republika s.r.o	Czech Republic
42	Volt Europe Holdings Limited	United Kingdom
43	Volt Europe Slovakia s.r.o.	Slovakia
44	Volt Europe Temporary Services Limited	United Kingdom

No.	Name (1)	Jurisdiction of Incorporation
45	Volt Funding Corp.	Delaware
46	Volt Gatton Holding, Inc.	Delaware
47	Volt Holding Corp.	Nevada
48	Volt Information Sciences (India) Private Limited (2)	India
49	Volt Management Corp.	Delaware
50	Volt Netherlands Holding BV	Netherlands
51	Volt Opportunity Road Realty Corp.	Delaware
52	Volt Orangeca Real Estate Corp.	Delaware
53	Volt Reach, Inc.	Delaware
54	Volt Consulting Group Limited	United Kingdom
55	Volt Service Corporation Pte, Ltd.	Singapore
56	Volt Service K.K.	Japan
57	Volt Services Group (Netherlands) B.V.	Netherlands
58	Volt Telecommunications Group, Inc.	Delaware

Footnotes

(1)
Except as noted, each named subsidiary is wholly owned, directly or indirectly by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.

(2)	99.9% owned by Volt Asia Enterprises, Ltd. / 00.01% owned by Nuco I, Ltd.

(3)	80% owned by Nuco II, Ltd. / 20% owned by Market Access International.